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                                                                     EXHIBIT 2.1

                            ARTICLES OF ORGANIZATION

                                       OF

                      LITTLE SIOUX CORN PROCESSORS, L.L.C.


     Pursuant to Section 301 of the Iowa Limited Liability Company Act, the undersigned person forms a limited liability company by adopting the following Articles of Organization for such limited liability company:

                                    ARTICLE I

     The name of this limited liability company is Little Sioux Corn Processors, L.L.C.

                                   ARTICLE II

     The street address of the initial registered office of this limited liability company in the State of Iowa is 601 Locust Street, Des Moines, Iowa 50309 and the name of its initial registered agent at such address is William E. Hanigan.

                                   ARTICLE III

     The street address of the principal office of this limited liability company in the State of Iowa is 209 Centennial Dr., Suite B, Cherokee, Iowa 51012.

                                   ARTICLE IV

     The duration of this limited liability company shall be perpetual unless dissolved: (1) as provided in this operating agreement of the limited liability company or (2) as provided by operation of law.

                                    ARTICLE V

     The management of this limited liability company shall be vested in its manager or managers, who shall be selected in the manner described in the operating agreement of this limited liability company. The members of this limited liability company are not agents of this limited liability company for the purpose of its business or affairs or otherwise. No member or manager of this limited liability company shall bind this limited liability company except as may be expressly authorized by the operating agreement of this limited liability company.

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                                   ARTICLE VI

     A member's interest in this limited liability company shall be evidenced by a certificate of membership interest issued by this limited liability company. No member shall transfer a membership interest except in compliance with the terms of the operating agreement of this limited liability company.

                                   ARTICLE VII

     A manager of this limited liability company shall not be personally liable to this limited liability company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability (i) for any breach of the manager's duty of loyalty to the limited liability company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the manager derived an improper personal benefit, or (iv) for a wrongful distribution under Section 807 of the Iowa Limited Liability Company Act. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any manager of this limited liability company for or with respect to any acts or omissions of such manager occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of managers for monetary damages to the limited liability company or its members, then the liability of a manager of this limited liability company shall be eliminated or limited to the full extent then permitted.

     Dated September 28, 2000.


                                               /s/ William E. Hanigan
                                               ----------------------
                                               William E. Hanigan

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STATE OF IOWA                       )
                                    ) ss.
COUNTY OF POLK                      )


     On this 28th day of September, 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared William E. Hanigan, to me known to be the identical person named in and who executed the foregoing Articles of Organization, and acknowledged that he executed the same as his voluntary act and deed.


                                            /s/  Sandra A. Jensen
                                            ----------------------
                                   Sandra A. Jensen  Notary Public
                                         in and for the State of Iowa

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